Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ducommun Incorporated of our report dated February 28, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Ducommun Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

Irvine, California

November 26, 2019